
<ARTICLE> 5
<LEGEND>
Ford Credit's Condensed Consolidated Balance Sheet is unclassified. Therefore, the following tags listed below are not applicable to Ford Credit: Current
Assets and Current Liabilities. Information relating to earnings a share is not presented because Ford Credit is a wholly owned subsidiary of Ford Motor
Company.
</LEGEND>

<PERIOD-TYPE>                   9-MOS
<FISCAL-YEAR-END>                          DEC-31-1995
<PERIOD-END>                               SEP-30-1995
<CASH>                                             564
<SECURITIES>                                     1,761
<RECEIVABLES>                                   59,280
<ALLOWANCES>                                         0
<INVENTORY>                                          0
<CURRENT-ASSETS>                                     0
<PP&E>                                               0
<DEPRECIATION>                                       0
<TOTAL-ASSETS>                                  90,051
<CURRENT-LIABILITIES>                                0
<BONDS>                                         75,512
<COMMON>                                            25
<PREFERRED-MANDATORY>                                0
<PREFERRED>                                          0
<OTHER-SE>                                       7,379
<TOTAL-LIABILITY-AND-EQUITY>                    90,051
<SALES>                                              0
<TOTAL-REVENUES>                                 9,644
<CGS>                                                0
<TOTAL-COSTS>                                    8,370
<OTHER-EXPENSES>                                     0
<LOSS-PROVISION>                                   289
<INTEREST-EXPENSE>                               3,624
<INCOME-PRETAX>                                  1,448
<INCOME-TAX>                                       451
<INCOME-CONTINUING>                                986
<DISCONTINUED>                                       0
<EXTRAORDINARY>                                      0
<CHANGES>                                            0
<NET-INCOME>                                       986
<EPS-PRIMARY>                                        0
<EPS-DILUTED>                                        0

